Exhibit 9(b)
FORM OF EXHIBIT A
          THIS REVISED EXHIBIT A, dated as of [               ], 2011, is Exhibit A to that certain Custodian Services Agreement dated as of November 17, 2006 between PFPC Trust Company and Highland Funds I, as amended March 30, 2010. This Exhibit A is revised for the addition of Highland Floating Rate Opportunities Fund and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
HIGHLAND LONG/SHORT EQUITY FUND
HIGHLAND LONG/SHORT HEALTHCARE FUND
HIGHLAND FLOATING RATE OPPORTUNITIES FUND

PFPC TRUST COMPANY

By:

Name:

Title:

Agreed:

HIGHLAND FUNDS I

By:

Name:

Title: